Income Statement

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (CHGAAP)
(Millions of Ch$ as of March 31, 2006)
	JAN-MAR	IQ	IIQ	IIIQ	IVQ	JAN-MAR	IQ	IIQ	IIIQ	IVQ	VARIATION
	2005	2005	2005	2005	2005	2006	2006				IQ06/IQ05	2006/2005
OPERATING REVENUES

Última actualización 05/05/06
Por Telefónica CTC Chile